Exhibit 10-B

NON-EMPLOYEE DIRECTOR
NON-QUALIFIED STOCK OPTION AGREEMENT

        OPTION AGREEMENT made this xxx day of xxx, xxxx, by and between Donaldson Company, Inc., a Delaware corporation (hereinafter, together with its subsidiaries, called “Donaldson”), and «FirstName» «Initial» «LastName», a non-employee Director of Donaldson (hereinafter called “Participant”).

        In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

        1.   Donaldson irrevocably grants to the Participant the right and option to purchase all or any part of an aggregate of xxx shares of Common Stock, par value of $5.00 per share, of Donaldson together with a restoration option (“Reload”). This option is granted pursuant to the Donaldson Company Non-Qualified Stock Option Program for Non-Employee Directors (the “Plan”). A Reload shall be automatically granted if Participant exercises this option when the market value of Common Stock exceeds the purchase price, in paragraph 2, by 25%. The Reload is applicable only on the exercise by Participant while a Director. The Reload provision shall not be applicable if Participant transfers the option grant as provided for in paragraph 4, except that the Reload provision shall continue to apply to a transfer to a revocable trust where the Participant retains beneficial ownership and control. Participant acknowledges receipt of a copy of the Plan.

        2.   The purchase price of the shares of Common Stock subject to this option is xx.xx per share. The date of grant is xxxx.

        3.   The term of this option is for the period of ten years from and after the date of grant, or such shorter period as may be provided by the provisions of the Plan. The option may be exercised during the period from and after the date of grant. Subject to the limitations herein and to the extent not exercised in prior years, the right to exercise this option shall be cumulative and may be exercised at any time or from time to time during the term as to any or all full shares which may be purchasable under the provisions of this Agreement.

        4.   This option shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by Participant; provided, however, that notwithstanding the above, this option shall be transferable by Participant to immediate family members and related estate planning entities.

        5.   Participant may exercise this option in whole or in part at any time during the term as specified above but not after ten years from the date of grant; provided, that if Participant dies, this option may be exercised within three years after death, but not after ten years from the date granted, by Participant’s estate or by the person or persons who acquire the right to exercise this option by bequest, inheritance or otherwise by reason of such death. Donaldson and Participant recognize that this Agreement in no way restricts the right of Donaldson to terminate Participant’s membership consistent with applicable Delaware laws.

        6.   Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal office, which is now located at 1400 West 94th Street, Bloomington, Minnesota, Attention: Treasurer. Such notice shall state the election to exercise the option and the number of shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the option. Such notice shall be accompanied by payment in full of the purchase price of the shares purchased. Payment of the exercise price may be made in cash or in whole or in part in Common Stock of the Company valued at the Market Value (as defined in the Master Plan) on the day preceding the date of exercise. The Company will issue and deliver a certificate or certificates representing the shares to be received as soon as practicable after completion of these requirements. In the event the option shall be exercised pursuant to paragraphs 4 or 5 by any person or persons other than the Participant such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the option.

        7.   In the event of a Change in Control of Donaldson (as defined below), any outstanding options granted under this Agreement not previously vested and exercisable shall become fully vested and exercisable and shall remain exercisable thereafter until they are either exercised or expire by their terms. The term “Change in Control” shall have the following meaning assigned to it in this Agreement. A “Change in Control” of Donaldson shall have occurred if (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Donaldson, any trustee or other fiduciary holding securities under an employee benefit plan of Donaldson or any corporation owned, directly or indirectly, by the shareholders of Donaldson in substantially the same proportions as their ownership of stock of Donaldson), either is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Donaldson representing 30% or more of the combined voting power of Donaldson’s then outstanding securities, (ii) during any period of two consecutive years (not including any period prior to the effective date of this Master Plan), individuals who at the beginning of such period constitute the Board of Directors of Donaldson (the “Board”), and any new director (other than a director designated by a person who has entered into an agreement with Donaldson to effect a transaction described in clause (i), (iii) or (iv) of this subparagraph) whose election by the Board or nomination for election by Donaldson’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest, (iii) the shareholders of Donaldson approve a merger or consolidation of Donaldson with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Donaldson outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of Donaldson or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Donaldson (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 30% of the combined voting power of Donaldson’s then outstanding securities or (iv) the shareholders of Donaldson approve a plan of complete liquidation of Donaldson or an agreement for the sale or disposition by Donaldson of all or substantially all of Donaldson’s assets or any transaction having a similar effect.

        8.   If all or any portion of the option is exercised subsequent to any stock dividend or split, recapitalization, consolidation, or the like, occurring after the date hereof, as a result of which securities of any class shall be issued in respect of outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares or other securities of the same or other class or classes, then the Board of Directors shall determine if any equitable adjustment is necessary to protect the Participant against dilution and shall determine the terms of such adjustment, if any. In the case of any stock dividend or split effected after the date hereof, the number of shares to be granted hereunder shall be automatically adjusted to prevent dilution of the potential benefits intended to be made available hereunder.

        IN WITNESS WHEREOF, Donaldson and the Participant have duly executed this Agreement as of the day and year first above written.

DONALDSON COMPANY, INC.		PARTICIPANT
By:

	William M. Cook	‹‹FIRST NAME›› ‹‹INITIAL›› ‹‹LAST NAME››
Its:	President and Chief Executive Officer